Exhibit 99.1

SOLO CUP COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions)

	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Net sales	$416.3	$409.6	$1,223.3	$1,173.7
Cost of goods sold	383.6	382.2	1,123.1	1,075.4
Gross profit	32.7	27.4	100.2	98.3
Selling, general and administrative expenses	31.9	36.5	103.4	112.1
Loss on asset disposals	1.4	0.7	1.2	2.6
Asset impairment	0.7	3.4	13.0	16.7
Operating loss	(1.3)	(13.2)	(17.4)	(33.1)
Interest expense, net	17.9	18.3	52.8	52.8
Foreign currency exchange (gain) loss, net	(2.1)	(0.8)	0.3	0.6
Gain from bargain purchase	—	—	—	(1.7)
Loss before income taxes	(17.1)	(30.7)	(70.5)	(84.8)
Income tax (benefit) provision	(0.5)	—	0.5	2.2
Net loss	$(16.6)	$(30.7)	$(71.0)	$(87.0)

Reconciliation of net loss to EBITDA (non-GAAP measure)
	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Net loss (1)	$(16.6)	$(30.7)	$(71.0)	$(87.0)
Interest expense, net	17.9	18.3	52.8	52.8
Income tax (benefit) provision	(0.5)	—	0.5	2.2
Depreciation and amortization (excluding accelerated depreciation)	14.6	17.2	48.1	53.4
Accelerated depreciation	0.8	18.1	17.9	28.6
EBITDA (non-GAAP measure)	$16.2	$22.9	$48.3	$50.0

(1) Net loss includes the following items, which are listed here to provide information for purposes of additional analysis.
	For the thirteen weeks ended		For the thirty-nine weeks ended
	September 25, 2011	September 26, 2010	September 25, 2011	September 26, 2010
Plant closure and related severance costs	$1.6	$1.4	$5.9	$7.9
Pension plan curtailment loss	—	1.5	—	1.5
Closed plant inefficiencies	5.8	0.9	13.0	0.9
Gain from bargain purchase	—	—	—	(1.7)
Asset impairment	0.7	3.4	13.0	16.7
Loss on asset disposals	1.4	0.7	1.2	2.6
Foreign currency exchange (gain) loss, net	(2.1)	(0.8)	0.3	0.6
Long-term incentive plan	0.8	(1.2)	—	(1.1)
Corporate severance costs	1.2	—	1.2	—

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 25, 2011	December 26, 2010
Assets
Cash and cash equivalents	$27.4	$21.5
Accounts receivable, net	125.4	120.7
Inventories	272.2	227.6
Deferred income taxes	6.8	13.1
Other current assets	31.2	25.8
Total current assets	463.0	408.7
Property, plant and equipment, net	327.4	429.1
Other assets	26.4	26.9
Total assets	$816.8	$864.7
Liabilities and Shareholder’s Deficit
Accounts payable	$81.2	$63.1
Accrued expenses	45.6	55.9
Current maturities of long-term debt	0.4	0.4
Other current liabilities	34.8	59.2
Total current liabilities	162.0	178.6
Long-term debt, net of current maturities	691.9	637.3
Deferred income taxes	7.7	14.9
Other liabilities	115.1	121.4
Total liabilities	976.7	952.2
Total shareholder’s deficit	(159.9)	(87.5)
Total liabilities and shareholder’s deficit	$816.8	$864.7

SOLO CUP COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Thirty-nine weeks ended
	September 25, 2011	September 26, 2010
Cash flows from operating activities
Net loss	$(71.0)	$(87.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66.1	82.0
Deferred financing fee amortization	5.5	5.2
Loss on asset disposals	1.2	2.6
Gain from bargain purchase	—	(1.7)
Asset impairment	13.0	16.7
Deferred income taxes	(1.0)	(0.1)
Foreign currency exchange loss, net	0.3	0.6
Changes in operating assets and liabilities	(63.6)	(51.1)
Other, net	2.5	3.3
Net cash used in operating activities	(47.0)	(29.5)
Cash flows from investing activities
Proceeds from sale of property, plant and equipment	20.6	0.1
Purchases of property, plant and equipment	(21.0)	(37.6)
Business acquisition, net of cash acquired	—	(23.7)
Decrease in restricted cash	1.9	5.8
Proceeds from insurance reimbursement	—	1.2
Other	(1.5)	—
Net cash used in investing activities	—	(54.2)
Cash flows from financing activities
Net borrowings under revolving credit facilities	54.0	79.0
Repayments of term notes	—	(0.4)
Repayments of other debt	(0.3)	(0.3)
Return of capital to parent	—	(0.1)
Debt issuance costs	—	(0.5)
Net cash provided by financing activities	53.7	77.7
Effect of exchange rate changes on cash	(0.8)	0.6
Net increase (decrease) in cash and cash equivalents	5.9	(5.4)
Cash and cash equivalents, beginning of period	21.5	30.0
Cash and cash equivalents, end of period	$27.4	$24.6